Exhibit 99.1

Rocket One Accepted into AMD AI Developer Program to Advance Simulation of Next-Generation Nanomagnetic AI Accelerator Architecture for

AI, Defense and Space Applications

Access to AI Developer Cloud Resources is Expected to be Utilized to Support Modeling of Energy-Efficient Semiconductor Technologies for AI, Defense and Space Applications

HOBOKEN, NJ — May 28, 2026 — Rocket One Inc. (“Rocket One” or the “Company”) (NASDAQ: RKTO), a company focused on developing and commercializing next-generation AI semiconductor acceleration and radiation-tolerant computing technologies for defense and space applications, today announced its acceptance into the AMD AI Developer Program operated by Advanced Micro Devices, Inc.

The program provides Rocket One with access to AI development resources, potential cloud computing credits, technical training, and developer tools designed to support the development and simulation of advanced AI workloads and accelerator architectures.

Rocket One intends to utilize the program resources to support early-stage software modeling and simulation efforts related to its licensed nanomagnetic and spintronic semiconductor technologies targeting next-generation artificial intelligence computing systems.

“The economics of semiconductor innovation are changing,” said Robb Knie, Chief Executive Officer of Rocket One. “Historically, developing advanced computing architectures required enormous upfront infrastructure spending before meaningful validation could occur. Access to modern AI cloud infrastructure and simulation resources allows emerging technology companies to evaluate and refine advanced architectures earlier and more efficiently.”

The Company believes simulation and modeling capabilities are an important component of evaluating novel computing approaches designed to address growing global demand for AI processing performance, energy efficiency, and edge-computing applications.

Rocket One’s broader strategy is focused on the development and commercialization of next-generation computing technologies for artificial intelligence, autonomous systems, defense infrastructure, and space-based computing environments.

The Company recently holds exclusive rights to patent applications for semiconductor technologies involving nanomagnetic and spintronic computing architectures designed to improve computational efficiency and reduce energy consumption in AI-related workloads. The Company believes these technologies may have future applicability in AI acceleration, edge inference systems, autonomous platforms, and radiation-tolerant computing environments.

About AMD AI Developer Program

The AMD AI Developer Program provides participants access to AMD Developer Cloud resources, computing infrastructure, training materials, and community support to assist in developing and optimizing AI applications. Participation in the program consists of enrollment in AMD’s developer ecosystem, which is offered without charge and is generally available to developers interested in building or optimizing AI projects using AMD technology.

About Rocket One Inc.

Rocket One Inc. is focused on developing and commercializing infrastructure for the orbital economy, including next-generation nanomagnetic AI chip technology designed for radiation-tolerant, energy-constrained environments such as low-Earth orbit, deep-space platforms, and defense systems. The Company holds exclusive rights to certain technologies, including a nanomagnetic matrix multiplier architecture intended as a hardware accelerator for machine learning and AI workloads, and related magnetic memory technology with potential applications in radiation-tolerant computing for defense and space systems. The Company is also positioned to pursue opportunities in nano-launch systems and nanosatellite deployment. The Company’s biotechnology pipeline, including, but not limited to, HT-001, HT-KIT, HT-ALZ, and its GDNF-based metabolic program, will continue to be advanced under a wholly owned subsidiary.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s strategic repositioning, the development potential of the licensed technologies, the suitability of those technologies for orbital, defense, and other applications, anticipated future operations and market opportunities. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms, or the negative of those terms. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to numerous risks and uncertainties, including, without limitation: the early-stage nature of the licensed technologies, which have not been fabricated as integrated devices, validated in space environments, or qualified for any commercial or government program, and the absence of any commercial product; the substantial additional capital the Company will require to fabricate, test, and qualify the licensed technologies, including for radiation tolerance and space deployment; the long development timelines associated with novel semiconductor and materials platforms; competition from larger, better-funded and well recognized companies in the semiconductor, AI hardware, space, and defense computing sectors; the Company’s ability to recruit qualified leadership and technical personnel in nanomagnetic devices, semiconductor engineering, and aerospace systems; the Company’s ability to comply with diligence milestones under the Virginia Commonwealth University license agreements, the failure of which could result in loss of license rights; intellectual property risks; export control and government contracting risks associated with defense and space applications; and the risks inherent in a strategic pivot. Additional risk factors are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) including the Company’s most recent Annual Report on Form 10-K and the Company’s other filings made with the SEC. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. The Company may not realize its expectations, and its beliefs may not prove correct. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as the Company’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. The Company cannot guarantee future results, events, levels of activity, performance, or achievements. The Company does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact

LR Advisors LLC

Email: investorrelations@rocketone.space

Phone: (678) 570-6791

www.rocketone.space